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                                                                   EXHIBIT 4.6.1

                         UNION BANK OF CALIFORNIA, N.A.
                               4200 LINCOLN PLAZA
                                 500 NORTH AKARD
                               DALLAS, TEXAS 75201


                                 April 15, 2002


Chesapeake Energy Corporation
Chesapeake Exploration Limited Partnership
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Re: Second Amended and Restated Credit Agreement dated as of June 11, 2001 (as amended, supplemented or restated, the "Credit Agreement"), by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation ("Company"), Bear Stearns Corporate Lending Inc., as syndication agent ("Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent ("Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto ("Lenders")

Ladies and Gentlemen:

         Reference is hereby made to the Credit Agreement. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given them in the Credit Agreement.

         Borrower and Company have informed Administrative Agent and Lenders that Company intends to acquire Canaan Energy Corporation, an Oklahoma corporation ("Canaan"), by merging a Subsidiary of Company with Canaan for cash consideration (including, without limitation, payments to acquire outstanding shares of Canaan's Capital Stock and payments to retire Indebtedness) not to exceed the amount of $145,000,000 (the "Canaan Acquisition").

         Borrower and Company have requested that Administrative Agent and Lenders consent to the Canaan Acquisition. Accordingly, subject to the terms and provisions hereof, Administrative Agent and Lenders hereby: (i) consent to the Canaan Acquisition and (ii) waive any violations of the Credit Agreement resulting therefrom; provided that (1) at the time of the Canaan Acquisition, no Default or Event of Default has occurred which is continuing, (2) the Canaan Acquisition shall be approved by the Board of Directors of Company, (3) the Subsidiary surviving the Canaan Acquisition shall be (or become) a Subsidiary Guarantor under the Credit


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Agreement pursuant to Section 6.9(b) thereof, (4) the Canaan Acquisition shall be consummated on or before August 31, 2002, (5) cash consideration (including, without limitation, payments to acquire outstanding shares of Canaan's Capital Stock and payments to retire Indebtedness) to consummate the Canaan Acquisition shall not exceed the amount of $145,000,000, (6) contemporaneously with the consummation of the Canaan Acquisition all Indebtedness under that certain Restated and Consolidated Credit Agreement dated as of October 23, 2000 among Canaan, Bank One, Oklahoma, N.A. and the other lenders party thereto shall be paid in full, and (7) except as otherwise provided herein, nothing in this Letter Agreement shall allow any Person to make any other new Investments not allowed pursuant to Section 7.7 of the Credit Agreement. The foregoing limitations shall not be deemed to restrict Investments otherwise allowed under clause (n) of Section 7.7 of the Credit Agreement.

         The Credit Agreement is hereby ratified and confirmed in all respects. Except as expressly set forth above, the execution, delivery and effectiveness of this Letter Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement, the Notes, or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement, the Notes, or any other Loan Document.

         By its execution below, each Guarantor hereby (i) consents to the provisions of this Letter Agreement and the transactions contemplated herein,
(ii) ratifies and confirms the Guarantee Agreement dated as of June 11, 2001 made by it for the benefit of Administrative Agent and Lenders and the other Loan Documents executed pursuant to the Credit Agreement (Carmen Acquisition Corp. and Sap Acquisition Corp. having become parties thereto by execution and delivery of that certain Assumption Agreement of even date herewith), (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Letter Agreement and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

         This Letter Agreement is a "Loan Document" as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto. This Letter Agreement may be executed in multiple counterparts, all of which shall constitute one Letter Agreement. This Letter Agreement may be validly executed by facsimile or other electronic transmission.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]



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         Please execute a copy of this Letter Agreement in the space provided below to evidence your agreement to and acknowledgment of the foregoing.


                                        Very truly yours,

                                        UNION BANK OF CALIFORNIA, N.A.
                                        Administrative Agent, Collateral Agent
                                        and Lender



                                        By:    /s/ RANDALL OSTERBERG
                                               ---------------------------------
                                               Name:  Randall Osterberg
                                               Title: Senior Vice President


                                        By:    /s/ ALI AHMED
                                               ---------------------------------
                                               Name:  Ali Ahmed
                                               Title: Vice President

ACKNOWLEDGED AND AGREED to as of the date first written above:

BORROWER:

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

By:      Chesapeake Operating, Inc., its general partner


By:      /s/ MARTHA A. BURGER
         ---------------------------------------
         Name:  Martha A. Burger
         Title:  Treasurer & Sr. Vice President Human Resources



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GUARANTORS:

CHESAPEAKE ENERGY CORPORATION


By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer & Sr. Vice President Human Resources

THE AMES COMPANY, INC.



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer

CHESAPEAKE ACQUISITION CORPORATION



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer

CHESAPEAKE ENERGY LOUISIANA CORPORATION



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer

CHESAPEAKE OPERATING, INC.



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer & Sr. Vice President Human Resources

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CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP

By:      CHESAPEAKE OPERATING, INC., its General Partner


By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer & Sr. Vice President Human Resources

CHESAPEAKE ROYALTY COMPANY



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer

CHESAPEAKE-STAGHORN ACQUISITION L .P.

By:      CHESAPEAKE OPERATING, INC., its General Partner



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer & Sr. Vice President Human Resources

CHESAPEAKE LOUISIANA, L.P.

By:      CHESAPEAKE OPERATING, INC., its General Partner



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer & Sr. Vice President Human Resources



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GOTHIC ENERGY CORPORATION



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer

GOTHIC PRODUCTION CORPORATION



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer

NOMAC DRILLING CORPORATION



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer

CARMEN ACQUISITION CORP.



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer

SAP ACQUISITION CORP.



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title: Treasurer



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CHESAPEAKE MOUNTAIN FRONT CORP.



By:      /s/ MARTHA A. BURGER
         -----------------------------------
         Name:  Martha A. Burger
         Title:   Treasurer


                                        LENDERS:

                                        BANK OF OKLAHOMA, N.A.

                                        By:      /s/ JOHN N. HUFF
                                                 -------------------------------
                                                 Name:  John N. Huff
                                                 Title: Vice President

                                        BANK OF SCOTLAND


                                        By:      /s/ JOSEPH FRATUS
                                                 -------------------------------
                                                 Name:  Joseph Fratus
                                                 Title: Vice President

                                        BEAR STEARNS CORPORATE LENDING INC.


                                        By:      /s/ VICTOR BULZACCHELLI
                                                 -------------------------------
                                                 Name:  Victor Bulzacchelli
                                                 Title: Authorized Agent

                                        BNP PARIBAS


                                        By:      /s/ BRIAN M. MALONE
                                                 -------------------------------
                                                 Name:  Brian M. Malone
                                                 Title: Managing Director

                                        By:      /s/ BETSY JOCHER
                                                 -------------------------------
                                                 Name:  Betsy Jocher
                                                 Title: Vice President


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                                        COMERICA BANK - TEXAS


                                        By:      /s/ PETER L. SEFZIK
                                                 -------------------------------
                                                 Name:  Peter L. Sefzik
                                                 Title: Assistant Vice President

                                        COMPASS BANK


                                        By:      /s/ KATHLEEN J. BOWEN
                                                 -------------------------------
                                                 Name:  Kathleen J. Bowen
                                                 Title: Vice President

                                        CREDIT AGRICOLE INDOSUEZ


                                        By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                        NATEXIS BANQUES POPULAIRES


                                        By:      /s/ DONOVAN C. BROUSSARD
                                                 -------------------------------
                                                 Name:  Donovan C. Broussard
                                                 Title: Vice President

                                        By:      /s/ LOUIS P. LAVILLE, III
                                                 -------------------------------
                                                 Name:  Louis P. Laville, III
                                                 Title: Vice President and Group
                                                        Manager

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By:      /s/ DOUG CLARK
                                                 -------------------------------
                                                 Name:  Doug Clark
                                                 Title: Vice President


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                                        RZB FINANCE LLC


                                        By:      /s/ F. DIETER BEINTREXLER
                                                 -------------------------------
                                                 Name:  Dieter Beintrexler
                                                 Title: President

                                        By:      /s/ FRANK J. YAUTZ
                                                 -------------------------------
                                                        Name: Frank J. Yautz
                                                 Title: First Vice President

                                        SUMITOMO MITSUI BANKING CORPORATION


                                        By:      /s/ WILLIAM M. GINN
                                                 -------------------------------
                                                 Name:  William M. Ginn
                                                 Title: General Manager

                                        TORONTO DOMINION (TEXAS), INC.


                                        By:      /s/ ANN S. SLANIS
                                                 -------------------------------
                                                 Name:  Ann S. Slanis
                                                 Title: Vice President


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                        WASHINGTON MUTUAL BANK, FA


                                        By:      /s/ MARK ISENSEE
                                                 -------------------------------
                                                 Name:  Mark Isensee
                                                 Title: Vice President




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                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By:
                                                 -------------------------------
                                                 Name:
                                                 Title: